Press Release
Diversified Restaurant Holdings, Inc. Completes Acquisition of Eighteen Buffalo Wild Wings Restaurants
Updates Fiscal Year 2015 Outlook to Reflect Accretive Acquisition
SOUTHFIELD, Mich., July 1, 2015 (GLOBE NEWSWIRE) -- Diversified Restaurant Holdings, Inc. (Nasdaq: BAGR) ("DRH" or the "Company"), the creator, developer and operator of the unique, full-service, ultra-casual restaurant and bar Bagger Dave's Burger Tavern® ("Bagger Dave's") and one of the largest franchisees for Buffalo Wild Wings® ("BWW"), announced today that it has closed on its acquisition of eighteen Buffalo Wild Wings restaurants in the St. Louis area for $54 million. DRH now owns the entire St. Louis market for BWW. The Company also believes that there are additional opportunities to open new BWW stores in the St. Louis area over time.
As reported on June 29, 2015, the Company’s senior lender, Citizens Bank, led a bank syndicate which financed 100% of the transaction with a senior-secured debt facility and refinanced existing debt. The financing includes a $120 million Term Loan, an unfunded $30 million Development Line of Credit to support continued store growth and an unfunded $5 million Revolver to support working capital needs. The Term Loan is for a term of five years and payments principal are based upon a 12-year straight-line amortization. These terms have resulted in leverage and coverage ratios that are comfortably within DRH’s covenant limits.
Michael Ansley, President and CEO of DRH, commented, "We are pleased to have closed on this transaction of 18 highly-successful and very profitable BWW restaurants in the St. Louis area. As our updated annual guidance suggests, these restaurants are immediately accretive to earnings, and together with our existing portfolio and scheduled new restaurant openings, should enable us to generate between $19.5 million to $21.0 million in adjusted EBITDA this year. This represents a 29.1% to 39.1% increase compared to fiscal year 2014 adjusted EBITDA of $15.1 million. Our task at hand is now to leverage our ‘best practices’ expertise, G&A infrastructure and systems to drive higher unit volumes and stronger profitability at these acquired restaurants. We are highly confident in our executional abilities to achieve this objective, which should go a long way in enhancing shareholder value over time.”
Updated Fiscal Year 2015 Outlook
DRH has updated its previous outlook for fiscal year 2015 to reflect the closing of this transaction. The Company also reiterated that it is likely to be at the low-end of its previous range for capital expenditures.

•	Revenue of $168.0 million to $174.0 million (compared to $148.0 million to $153.0 million pre-acquisition).

•
Eight to nine new restaurant openings, consisting of five to six Bagger Dave’s and three Buffalo Wild Wings. Inclusive of this eighteen restaurant acquisition, DRH should end the year with between 93 and 94 restaurants, consisting of 30 to 31 Bagger Dave’s and 63 Buffalo Wild Wings.

•	Capital expenditures of $35.0 million to $40.0 million.

•	Adjusted EBITDA of $19.5 million to $21.0 million (compared to $16.0 million to $17.0 million pre-acquisition).

•	Restaurant-level EBITDA of $30.3 million to $33.3 million (compared to $26.0 million to $28.5 million pre-acquisition).
About Diversified Restaurant Holdings
Diversified Restaurant Holdings, Inc. (Nasdaq: BAGR) ("DRH" or the "Company") owns and operates Bagger Dave's Burger Tavern, a full-service, family-friendly restaurant and full bar with a casual, comfortable atmosphere specializing in custom-built, proprietary, fresh prime rib recipe burgers, all-natural turkey burgers, hand-cut fries, locally crafted beers on draft, hand-dipped milk shakes, salads, black bean turkey chili, and much more. There are currently 26 company-owned Bagger Dave's restaurants in Michigan and Indiana. For more information, visit www.baggerdaves.com.
The Company also operates 60 Buffalo Wild Wings Grill & Bar franchised restaurants in Indiana, Illinois, Michigan, Missouri and Florida.
The Company routinely posts news and other important information on its website at www.diversifiedrestaurantholdings.com.
Safe Harbor Statement
The information made available in this news release contains forward-looking statements which reflect DRH's current view of future events, results of operations, cash flows, performance, business prospects and opportunities. Wherever used, the words "anticipate," "believe," "expect," "intend," "plan," "project," "will continue," "will likely result," "may," and similar expressions identify forward-looking statements as such term is defined in the Securities Exchange Act of 1934. Any such forward-looking statements are subject to risks and uncertainties and the Company's actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities could differ materially from historical results or current expectations. Some of these risks include, without limitation, the impact of economic and industry conditions, competition, food and drug safety issues, store expansion and remodeling, labor relations issues, costs of providing employee benefits, regulatory matters, legal and administrative proceedings, information technology, security, severe weather, natural disasters, accounting matters, other risk factors relating to our business or industry and other risks detailed from time to time in the Securities and Exchange Commission filings of DRH. Forward-looking statements contained herein speak only as of the date made and, thus, DRH undertakes no obligation to update or publicly announce the revision of any of the forward-looking statements contained herein to reflect new information, future events, developments or changed circumstances or for any other reason.
Definitions
Restaurant-Level EBITDA represents net income (loss) attributable to DRH plus the sum of non-restaurant specific general and administrative expenses, restaurant pre-opening costs, loss on property and equipment disposals, the change in fair value of derivative instruments, depreciation and amortization, other income and expenses, interest, taxes, income attributable to noncontrolling interest and non-recurring expenses related to acquisitions, equity offerings or other one-off transactions. Adjusted EBITDA represents net income (loss) attributable to DRH plus the sum of restaurant pre-opening costs, loss on property and equipment disposals, the change in fair value of derivative instruments, depreciation and amortization, other income and expenses, interest, taxes, income attributable to noncontrolling interest, and non-recurring expenses. We are presenting Restaurant-Level EBITDA and Adjusted EBITDA, which are not presented in accordance with GAAP, because we believe they provide an additional metric by which to evaluate our operations. When considered together with our GAAP results and the reconciliation to our net income, we believe they provide a more complete understanding of our business than could be obtained absent this disclosure. We use Restaurant-Level EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue, income from operations, net income, and cash flows from operations, to assess our historical and prospective operating performance and to enhance the understanding of our core operating performance. Restaurant-Level EBITDA and Adjusted EBITDA are presented because: (i) we believe they are useful measures for investors to assess the operating performance of our business without the effect of non-cash depreciation and amortization expenses; (ii) we believe investors will find these measures useful in assessing our ability to service or incur indebtedness; and (iii) they are used internally as benchmarks to evaluate our operating performance or compare our performance to that of our competitors.
Additionally, we present Restaurant-Level EBITDA because it excludes the impact of general and administrative expenses and restaurant pre-opening costs, both which are non-recurring at the restaurant level. The use of Restaurant-Level EBITDA thereby enables us and our investors to compare our operating performance between periods and to compare our operating performance to the performance of our competitors. The measure is also widely used within the restaurant industry to evaluate restaurant level productivity, efficiency, and performance. The use of Restaurant-Level EBITDA and Adjusted EBITDA as performance measures permits a comparative assessment of our operating performance relative to our performance based on GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structure and cost of capital (which affect interest expense and tax rates) and differences in book depreciation of property and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management team believes that Restaurant-Level EBITDA and Adjusted EBITDA facilitate company-to-company comparisons within our industry by eliminating some of the foregoing variations.
Restaurant-Level EBITDA and Adjusted EBITDA are not determined in accordance with GAAP and should not be considered in isolation or as an alternative to net income, income from operations, net cash provided by operating, investing, or financing activities, or other financial statement data presented as indicators of financial performance or liquidity, each as presented in accordance with GAAP. Neither Restaurant-Level EBITDA nor Adjusted EBITDA should be considered as a measure of discretionary cash available to us to invest in the growth of our business. Restaurant-Level EBITDA and Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies and our presentation of Restaurant-Level EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual items. Our management recognizes that Restaurant-Level EBITDA and Adjusted EBITDA have limitations as analytical financial measures, including the following:

•	Restaurant-Level EBITDA and Adjusted EBITDA do not reflect our current capital expenditures or future requirements for capital expenditures;

•	Restaurant-Level EBITDA and Adjusted EBITDA do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, associated with our indebtedness;

•
Restaurant-Level EBITDA and Adjusted EBITDA do not reflect depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, nor do Restaurant-Level EBITDA and Adjusted EBITDA reflect any cash requirements for such replacements;

•	Restaurant-Level EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•	Restaurant-Level EBITDA and Adjusted EBITDA do not reflect disposals or other non-recurring income and expenses;

•	Restaurant-Level EBITDA and Adjusted EBITDA do not reflect changes in fair value of derivative instruments;

•	Restaurant-Level EBITDA and Adjusted EBITDA do not reflect restaurant pre-opening costs; and

•	Restaurant-Level EBITDA does not reflect general and administrative expenses.

CONTACT: For more information contact:
Investor Relations Contact:
Raphael Gross
ICR Inc.
203.682.8253
raphael.gross@icrinc.com

4